UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36709

Delaware	20-5551000
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2022, Sientra, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Facility Agreement (the “Restated Agreement”) by and among the Company as borrower, certain of the Company’s subsidiaries from time to time party thereto as guarantors and Deerfield Partners, L.P., as agent and lender (“Deerfield”). The Restated Agreement amends and restates the Company’s existing Facility Agreement with Deerfield, dated March 11, 2020 (the “Existing Agreement”), pursuant to which the Company issued and sold to Deerfield an unsecured and subordinated convertible note in a principal amount of $60.0 million (the “Original Note”). In connection with the Restated Agreement, on October 12, 2022, the Company and Deerfield entered into an Exchange Agreement pursuant to which Deerfield exchanged $10.0 million of principal under the Original Note for securities of the Company as further described below, reducing the outstanding principal amount of the Original Note to $50.0 million.

Pursuant to the Restated Agreement, the maturity date of the Original Note was extended until March 11, 2026, and the initial conversion price was reduced to $2.75, representing a 272% premium over the Company’s closing stock price of $0.7401 on October 11, 2022. On the date of the Restated Agreement and pursuant to the terms thereof, the Company issued and sold an additional senior secured convertible note in a principal amount of $23.0 million (the “New Note” and, together with the Original Note, the “Convertible Notes”). The New Note matures on the fifth anniversary of the issuance date and is convertible into shares of the Company’s common stock, par value $0.01 (the “Common Stock”), at an initial conversion price of $1.00, representing a 35% premium over the Company’s closing stock price of $0.7401 on October 11, 2022. On the payment, repayment, dischargement, redemption or prepayment of the New Note or upon a Successor Major Transaction Conversion (as defined in the New Note), the Company will pay a non-refundable exit fee equal to 1.95% of the New Note so paid, repaid, discharged, redeemed or prepaid, as the case may be. The New Note was sold in a private placement to Deerfield pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Deerfield in the Restated Agreement, including that Deerfield is an “accredited investor” within the meaning of Rule 501 of Regulation D. In connection with the Restated Agreement and the Convertible Notes issued thereunder, all of the Company’s operating subsidiaries (each a “Guarantor” and, collectively, the “Guarantors”) entered into a Guaranty and Security Agreement, dated as of October 12, 2022 (the “Guaranty and Security Agreement”), whereby the Guarantors agreed to guarantee the obligations and liabilities of the Company under the Restated Agreement and the Convertible Notes.

The Company used the proceeds from the New Note to repay in full the outstanding amounts under its Second Amended and Restated Credit and Security Agreement (Term Loan), dated December 31, 2021, by and among the Company, certain of its wholly owned subsidiaries, the lenders party thereto and MidCap Financial Trust, as administrative agent and collateral agent (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “MidCap Term Credit Agreement”) and repay in full the outstanding amounts, and terminate the outstanding commitments, under that certain Amended and Restated Credit and Security Agreement (Revolving Loan), dated as of July 1, 2019, by and among the Company, certain of its wholly owned subsidiaries, the lenders party thereto and MidCap Funding IV Trust, as administrative and collateral agent (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “MidCap Revolving Credit Agreement”).

The New Note bears interest at Term SOFR plus 5.75% per annum, payable quarterly on the last business day of each calendar quarter commencing with the calendar quarter ending December 31, 2022. The New Note is convertible at any time at the option of Deerfield, provided that Deerfield is prohibited from converting the New Note into shares of Common Stock if, upon such conversion, the Holder (together with certain affiliates and “group” members) would beneficially own more than 4.985% of the total number of shares of Common Stock then issued and outstanding. Pursuant to the New Note, Deerfield has the option to demand repayment of all outstanding principal, and any unpaid interest accrued thereon and any other amounts payable under the Restated Agreement (including the Exit Fee (in the case of the New Note) and any make whole amounts), in connection with a Major Transaction (as defined in the Convertible Notes), which shall include, among others, any acquisition or other change of control of the Company; the sale or transfer of assets of the Company equal to more than 50% of the Enterprise Value (as defined in the Convertible Notes) of the Company; a liquidation, bankruptcy or other dissolution of the Company; or if at any time shares of the Company’s common stock are not listed on an Eligible Market (as defined in the Convertible Notes). The Convertible Notes are subject to specified events of default, the occurrence of which would entitle Deerfield to immediately demand repayment of all outstanding principal and accrued interest on the Convertible Note. Such events of default include, among others, failure to make any payment under the Convertible Note when due, failure to observe or perform any covenant under the Restated Agreement or the other transaction documents related thereto (subject to a standard cure period), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgement levied against the Company and a material default by the Company under the Convertible Note. The New Note will be secured by (i) a security interest in substantially all of the assets of the Company and its subsidiaries and (ii) a pledge of the equity interests of the Company’s direct and indirect subsidiaries (the foregoing, the “Collateral”). In addition, pursuant to the Guaranty and Security Agreement the Company and the Guarantors granted a security interest in the Collateral securing the Original Note on a pari passu basis with the New Note.

The Restated Agreement also provides for the issuance of warrants to purchase Common Stock (the “Warrants”) to the extent that the obligations under Restated Agreement and the Convertible Notes are prepaid. If issued, the Warrants will be exercisable on a cash or cashless (net exercise) basis with an initial exercise price equal to the conversion price of the Original Note and New Note, respectively, for the number of Conversion Shares (as defined in the Convertible Notes) which the repaid amount would have been convertible into and will be subject to the Beneficial Ownership Cap, as well as certain other customary anti-dilution adjustments upon the occurrence of certain events such as stock splits, subdivisions, reclassifications or combinations of Common Stock consistent with those included in the Convertible Notes. The Warrants will also provide, at the election of each holder thereof, for the payment of the exercise price therefor by reduction of the principal amount of any outstanding Convertible Notes held by such holder. Upon the consummation of a “Major Transaction” (as defined in the Warrants and consistent with the term as used in the Convertible Notes), holders of the Warrants may elect to (i) have their Warrants redeemed by the Company for an amount equal to the Black-Scholes value of such Warrant, in cash or, if applicable, in the form of the consideration paid to the Company’s stockholders in a Major Transaction, or (ii) have such Warrants be assumed by the successor to the Company in a Major Transaction, if applicable. Holders of the Warrants are also entitled to participate in any dividends or distributions to holders of Common Stock at the time such dividends or distributions are paid to such stockholders.

If issued, the Warrants and the shares of Common Stock issuable upon their exercise will be issued in a private placement pursuant to Section 3(a)(9) under the Securities Act as an exchange with existing security holders (in the case of a cashless exercise of the Warrants or, in the case of a cash exercise, Section 4(a)(2) of the Securities Act in transactions not involving a public offering).

The Company may redeem all or any portion of the principal amount of the Convertible Notes for cash. Upon redemption of any Convertible Notes, the Company will issue Warrants covering the same number of shares of Common Stock underlying, and at an exercise price equal to the conversion price of, the redeemed Convertible Notes. The Convertible Notes provide for the optional redemption of the Convertible Notes without issuance of any Warrants or payment of any additional make whole amount (unless such Convertible Note is converted following receipt of an optional redemption notice but prior to payment of the redemption amount) provided that each of the following is greater than 130% of the conversion price then in effect: (1) the volume weighted average price of the Common Stock on each of any twenty (20) trading days during the period of thirty (30) consecutive trading days ending on the date on which the Company delivers an optional redemption notice, (2) the volume weighted average price of the Common Stock on the last trading day of such period and (3) the closing price of the Common Stock on the last trading day of such period. The Company may not effect any optional redemption during a delisting event or unless all conversion shares and warrant shares are freely tradable.

The Company is subject to a number of affirmative and restrictive covenants pursuant to the Restated Agreement, including covenants regarding compliance with applicable laws and regulations, maintenance of property, payment of taxes, maintenance of insurance, business combinations, incurrence of additional indebtedness, prepayments of other unsecured indebtedness and transactions with affiliates, among other covenants. In addition, the Company is required to seek stockholder approval for either a reverse split of its common stock or an increase in the number of authorized shares of Common Stock, with such split or increase to take effect by not later than December 26, 2022. If the Company does not receive approve for such a split or increase, then the Convertible Notes and Warrants, if any, will be settleable is cash and the Company will be in default under the Convertible Notes. The Restated Agreement also includes a covenant that the Company will seek to raise capital in an equity transaction of at least $20,000,000, which the Company intends to pursue following the closing of the Restated Agreement. The Company is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

The foregoing description of the Restated Agreement, Original Note, New Note and Warrants does not purport to be complete and is qualified in its entirety by reference to the Restated Agreement, the Form of Original Note, the Form of New Note and the Form of Warrant, a copy of each of which is filed herewith as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

Exchange Agreement

On October 12, 2022, the Company entered into an Exchange Agreement with Deerfield pursuant to which Deerfield agreed to exchange $10 million of principal amount under the Original Note for 2,967,742 shares of Common Stock (the “Exchange Shares”) and a pre-funded warrant to purchase 10,543,946 shares of Common Stock (the “Exchange Warrants”), reflecting a price per share of Common Stock equal to $0.7401, the closing price on October 11, 2022. The Exchange Shares, the Exchange Warrants and the shares of Common Stock issuable upon exercise of the Exchange Warrants (the “Exchange Warrant Shares”) were issued (or, in the case of the Exchange Warrant Shares, will be issued”) in a private placement pursuant to Section 3(a)(9) under the Securities Act as an exchange with existing security holders).

The Exchange Warrants are immediately exercisable, have an exercise price of $0.0001 per share, and may be exercised on a cash or cashless basis at any time until all of the Exchange Warrants are exercised in full. Under the terms of the Exchange Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.985% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The Exchange Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The foregoing description of the Exchange Agreement and the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and the Form of Exchange Warrant, copies of each of which are filed herewith as Exhibit 10.2 and Exhibit 4.4, respectively, and incorporated herein by reference.

Registration Rights Agreement

In connection with the Restated Agreement, on October 12, 2022, the Company and Deerfield entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which amends and restated the existing Registration Rights Agreement entered into on March 11, 2022. Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, or such other form as required to effect a registration of the Common Stock issued or issuable upon conversion of or pursuant to the Convertible Notes, the Warrants or the Exchange Warrants (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Registrable Securities to prevent dilution resulting from certain corporate actions. Such Registration Statement must be filed within 30 calendar days following the date of the Registration Rights Agreement. In the event the SEC does not permit all of the Registrable Securities to be included in the Registration Statement or if the Registrable Securities are not otherwise included in the Registration Statement filed pursuant to the Registration Rights Agreement, the Company has agreed to file an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act as promptly as allowed by the SEC or the SEC Guidance provided to the Company. Following effectiveness of the Registration Statement, the Company will file a combined prospectus supplement under the Registration Statement and the Company’s existing Registration Statement on Form S-3 (No. 333-237636) registering for resale the shares issuable under the Original Note. The Registration Rights Agreement also provides for piggy-back registration, subject to the terms and conditions of the Registration Rights Agreement. The Company will also file a prospectus supplement to the Existing Registration Statement within two days following the date of the Restated Agreement to reflect the amendment to the Original Note.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 1.02.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 above with respect to the Company’s existing indebtedness under its MidCap Credit Agreement with MidCap is incorporated into this Item 1.02 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 12, 2022, the Company issued a press release announcing its preliminary results of operations for the period ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02.	Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 7.01.	Regulation FD.

October 12, 2022, the Company issued a press release announcing the transactions described in Items 1.01, 2.03 and 3.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information included in this Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company or the operating partnership under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Original Note

4.2	Form of New Note

4.3	Form of Warrant

4.4	Form of Exchange Warrant

10.1	Amended and Restated Facility Agreement, dated October 12, 2022, by and between Sientra, Inc. and Deerfield Partners, L.P.

10.2	Exchange Agreement, dated October 12, 2022, by and between Sientra, Inc. and Deerfield Partners, L.P.

10.3	Amended and Restated Registration Rights Agreement, by and between Sientra, Inc. and Deerfield Partners, L.P.

99.1	Press Release, dated October 12, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: October 12, 2022	By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer